Discovery Labs Receives Nasdaq Delisting Notification
Related to Minimum Bid Price and Plans to File Request for Hearing

Company Proposal at Annual Meeting of Stockholders supports plan for potential continued listing on The NASDAQ Capital Market®

Warrington, PA – December 3, 2010 — Discovery Laboratories, Inc. (Nasdaq: DSCO), announced today that, on November 30, 2010, the Company received a Staff Determination letter from The Nasdaq Stock Market indicating that the Company has not established compliance with Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Price Rule”) because the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share over a period of 10 consecutive business days ending on or prior to November 29, 2010.  As a result, the Company’s common stock is subject to delisting from The NASDAQ Capital Market® (Nasdaq Capital Market).  The Company plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which request will stay the delisting of the Company’s common stock pending the Panel’s decision.  At the hearing, the Company will present a plan for achieving compliance with the Nasdaq listing requirements.  There can be no assurance that the Panel will grant the Company’s request for continued listing on the Nasdaq Capital Market.

The Company is currently in compliance with all Nasdaq listing requirements other than the Minimum Bid Price Rule.  In that regard, the Company has presented to its stockholders for approval at the upcoming Annual Meeting of Stockholders to be held on December 21, 2010, a proposal (Proposal 3) to provide the Company’s Board of Directors with authority to effect a share consolidation, or reverse split, of the Company’s common stock at a ratio of 1-for-15, on the terms described in the Company’s proxy statement.  In presenting Proposal 3 for approval, the Board considered, among other things:

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Effecting a reverse split would, at least initially, return the Company’s stock price to well above $1.00 per share, which would support continued listing of the Company’s common stock on the Nasdaq Capital Market.

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The Company believes that continued listing on the Nasdaq Capital Market would enhance the Company’s prospects of securing capital necessary to achieve the Company’s key business objectives, including potentially gaining U.S. Food and Drug Administration (FDA) approval in 2011 for the Company’s lead product, Surfaxin® for the prevention of respiratory distress syndrome (RDS) in premature infants.

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The Company believes that current and prospective investors and potential strategic partners would view an investment in the Company’s common stock more favorably if it were listed on the Nasdaq Capital Market than if it were traded on the Over-The-Counter (“OTC”) Bulletin Board.

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If the Company’s common stock were delisted from the Nasdaq Capital Market, the Company would no longer be eligible to effect financings with registration statements on Form S-3, which would make it more difficult and more expensive (i) to raise additional capital through limited primary and secondary offerings and (ii) to update and maintain the effectiveness of the available forms of registration statements going forward.

If Proposal 3 is not approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders, the Company may be unable to maintain the listing of its common stock on the Nasdaq Capital Market, which could jeopardize the Company’s ability to continue to fund its operations, gain FDA approval for Surfaxin, and continue investing in its research and development programs, including Surfaxin LS™, a lyophilized (dry powdered) formulation, and Aerosurf®, the Company’s initial aerosolized KL4 surfactant.  Such a result could have a material adverse effect on the Company, its financial condition and its business operations.

If the Panel were to deny the Company’s request for continued listing, the liquidity and marketability of the Company’s common stock would be adversely affected.  Following delisting, the Company’s common stock would be eligible for quotation on the Over-The-Counter (“OTC”) Bulletin Board, another over-the-counter quotation system or the “pink sheets,” but only after a market maker, not the Company, made application for that purpose.

Background
On December 2, 2009, the Company received a delisting notification from The NASDAQ Global Market (Global Market) indicating that the Company’s common stock failed to achieve a minimum closing bid price of $1.00 per share for more than 30 consecutive trading days and, as a result, the Company was not in compliance with the Minimum Bid Price Rule.  The delisting notification also granted the Company 180 calendar days, or until June 1, 2010, to regain compliance with the Minimum Bid Price Rule, which would occur if the Company’s common stock closed above $1.00 per share for 10 consecutive trading days.  Subsequently, on June 2, 2010, the Company transferred the listing of its common stock to The Nasdaq Capital Market and, under applicable rules, was afforded an additional period of 180 calendar days, or until November 29, 2010, to regain compliance with the Minimum Bid Price Rule.  The Nasdaq Capital Market operates in substantially the same manner as the Global Market.  The Company’s trading symbol continued to be “DSCO” and the trading of the Company’s common stock was unaffected by the transfer.

Disclosure Notice:
The discussion in this press release of the Company’s Proposal 3 to authorize a reverse split is modified in its entirety be the description of Proposal 3 and the related Proposal 4 contained in the Company’s proxy statement, which was filed with the SEC on November 15, 2010, and can be viewed, together with other materials related to the Annual Meeting of Stockholders, at www.ezodproxy.com/discoverylabs/2010.  The reader is encouraged to read the entire description of Proposal 3 and Proposal 4 in the proxy statement, including the sections titled “Certain Risks Associated with a Reverse Split” and “Effects of a Reverse Split.”  A stockholder with questions or needing assistance in voting shares of the Company’s common stock is urged to call the firm assisting the Company in the solicitation of proxies:

Morrow & Co., LLC
470 West Ave.
Stamford, CT 06902
1-800-483-1314.

About Discovery Labs
Discovery Laboratories, Inc. is a biotechnology company developing surfactant therapies for respiratory diseases.  Surfactants are produced naturally in the lungs and are essential for breathing.  Discovery Labs’ novel proprietary KL4 surfactant technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, aerosol or lyophilized formulations. In addition, Discovery Labs’ proprietary capillary aerosolization technology produces a dense aerosol, with a defined particle size that is capable of potentially delivering aerosolized KL4 surfactant to the lung without the complications currently associated with liquid surfactant administration.  Discovery Labs believes that its proprietary technology platform makes it possible, for the first time, to develop a significant pipeline of surfactant products to address a variety of respiratory diseases for which there frequently are few or no approved therapies. For more information, please visit our website at www.Discoverylabs.com.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, including with respect to the potential continued listing of the Company’s common stock on the Nasdaq Capital Market, the potential approval in the United States of Surfaxin for the prevention of RDS in premature infants and the potential advancement of the Company’s other KL4 surfactant programs, the impact of stockholder voting on Proposal 3 at the upcoming Annual Meeting of Stockholders, and the ability of the Company to fund its activities, through registered financings or otherwise, are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission including the Company’s proxy statement on Schedule 14A and the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:

John G. Cooper, President and Chief Financial Officer
215-488-9490